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                                                                   EXHIBIT 23(b)

                        CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-71775) filed on March 2, 1999 pursuant to Rule 462(b) under the Securities Act of 1933 and related Prospectus for registering shares of its Common Stock, and to the inclusion herein or the incorporation by reference herein of our report dated February 17, 1999, except for Note 17, as to which the date is February 26, 1999, with respect to the consolidated financial statements of United Rentals, Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998; and our report dated January 23, 1998, with respect to the financial statements of Mission Valley Rentals, Inc. included in the Company's Current Report on Form 8-K/A dated February 4, 1998; and our report dated June 24, 1998, with respect to the financial statements of Power Rental Co., Inc. included in the Company's Current Report on Form 8-K/A dated July 21, 1998 and in the Company's Current Report on Form 8-K dated December 24, 1998 filed with the Securities and Exchange Commission.

                                                        ERNST & YOUNG LLP

MetroPark, New Jersey
February 26, 1999